UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

HELIX BIOMEDIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue S.E., Suite 204
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07  Submission of Matters to a Vote of Security Holders.

Helix BioMedix, Inc. (the “Company”) held a Special Meeting of Stockholders on December 28, 2012, at which a proposal to amend the Company’s Certificate of Incorporation to effect a 1-for-300 reverse stock split of the Company’s common stock (the “Reverse Stock Split”), as described in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed on November 21, 2012 with the Securities and Exchange Commission (the “SEC”) pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), was approved as follows:

For	Against	Abstain
36,298,234	1,369,101	85,361

These are the final voting results.

Item 8.01  Other Events.

On December 28, 2012, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split (the “Certificate of Amendment”).  A copy of the proposed Certificate of Amendment was attached as Annex A to the Proxy Statement and is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Based on the information available to the Company as of the date hereof, the Reverse Stock Split reduced the number of record holders of the Company’s Common Stock to fewer than 500, thereby allowing the Company to suspend its reporting obligations under the Exchange Act pursuant to Rule 12h-3(b)(1)(ii) of the Exchange Act.  On or around January 1, 2013, the Company intends to file a Form 15 with the SEC to suspend its reporting obligations under the Exchange Act.  Upon the filing of the Form 15, the Company’s obligation to file periodic reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, will be suspended.

Item 9.01  Financial Statements and Exhibits.

(d)	The following exhibit is furnished with this Form 8-K pursuant to Item 8.01:

Exhibit No.	Description

99.1	Certificate of Amendment to Certificate of Incorporation of Helix BioMedix, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: December 28, 2012	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer

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